                                                      Registration No. 333-_____

   As filed with the Securities and Exchange Commission on October 11, 2000
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8


                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                              --------------------


                                    APW Ltd.
             (Exact name of registrant as specified in its charter)


                BERMUDA                               04-2576375
    (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)               Identification No.)


   N22 W23685 Ridgeview Parkway West
          Waukesha, Wisconsin                         53188-1013
(Address of Principal Executive Offices)              (Zip Code)


                              APW Ltd. 401(K) Plan
                            (Full title of the plan)


                              --------------------


           RICHARD D. CARROLL                           Copy to:
             Vice President                   ANTHONY W. ASMUTH III, ESQ.
                APW Ltd.                          Quarles & Brady LLP
   N22 W23685 Ridgeview Parkway West           411 East Wisconsin Avenue
     Waukesha, Wisconsin 53188-1013           Milwaukee, Wisconsin  53202

                    (Name and address of agent for service)


                                 (262) 523-7600
         (Telephone number, including area code, of agent for service)


                                Calculation of Registration Fee
===================================================================================================
                                                       Proposed         Proposed
                                                        Maximum          Maximum        Amount of
     Title of Securities         Amount to be        Offering Price     Aggregate      Registration
      to be Registered          Registered (1)       Per Share (3)    Offering Price       Fee
----------------------------   -------------------   --------------   --------------   ------------
Common Stock, par value $.01   1,000,000 shares (2)      $46.75         $46,750,000      $12,342.00
  per share (with attached
  Preferred Stock Purchase
  Rights)

===================================================================================================

(1) Each share of common stock will have attached thereto one preferred stock purchase right issued pursuant to the registrant's Rights Agreement.

(2) Pursuant to Rule 457(h), the maximum aggregate offering price, estimated solely for purposes of computing the registration fee, is based upon $46.75 per share, which is the average of the high and low sales prices of the registrant's common stock on the New York Stock Exchange Composite Tape on October 6, 2000, as reported in the Wall Street Journal. The value attributable to the preferred stock purchase rights is reflected in the price of the common stock.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers, in addition to the above stated 1,000,000 shares, an indeterminate amount of interests to be offered or sold pursuant to the Plan.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by APW Ltd.(the "Registrant") (Commission File No. 1-15851) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:

     (a) The Registrant's Registration Statement on Form 10 dated May 1, 2000 (as amended by Amendment No. 1 and Amendment No. 2 on Form 10/A filed on June 20, 2000 and July 11, 2000, respectively);

     (b) The Registrant's Registration Statement on Form 8-A filed on July 19, 2000;

     (c) The Registrant's Quarterly Report on Form 10-Q filed on August 17, 2000; and

     (d) The Registrant's Current Report on 8-K reporting an event occurring on September 26, 2000.

     All documents subsequently filed by the Registrant and The APW Ltd. 401(k) Plan (the - "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


Item 4.  Description of Securities.

     Not applicable. See Item 3 above.


Item 5.  Interests of Named Experts and Counsel.

     The legality of the securities registered hereunder will be passed upon for the Registrant by Conyers Dill & Pearman, the Registrant's legal counsel. The Registrant's Assistant Secretaries, Wayne Morgan and I.S. Outerbridge, are members of Codan Services Limited, an affiliated company of Conyers Dill & Pearman.

Item 6.  Indemnification of Directors and Officers.

     The bye-laws of APW Ltd. provide for indemnification of APW Ltd.'s officers and directors against all liabilities, loss, damage or expense incurred or suffered by any officer or director in his or her role as an officer or director of APW Ltd. to the maximum extent permitted by Bermuda law. However, the indemnification does not extend to any matter which would render it void pursuant to the Companies Act 1981 as in effect from time to time in Bermuda.

     The Companies Act provides that a Bermuda company may indemnify its officers and directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. A company is also permitted to indemnify any officer or director against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in favor of the director or officer, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court. However, the Companies Act also states that any provision, whether contained in APW Ltd.'s bye-laws or in a contract or arrangement between APW Ltd. and the director, indemnifying a director against liability which would attach to him in respect of his or her fraud or dishonesty will be void.

     The directors and officers of APW Ltd. are also covered by directors' and officers' insurance policies maintained by APW Ltd.


Item 7.  Exemption From Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     See the Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.


Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Reference is made to the indemnification provisions described in
Item 6 of this Registration Statement.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Pewaukee, State of Wisconsin, on October 10, 2000.

                                                APW Ltd.
                                                (Registrant)

                                                By:  /s/  RICHARD D. CARROLL
                                                    ----------------------------
                                                    Richard D. Carroll
                                                    Vice President--Finance


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard G. Sim and Richard D. Carroll, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*


          Signature                                   Title


/s/  RICHARD G. SIM                    Chairman of the Board, President and
-----------------------------          Chief Executive Officer; Director
Richard G. Sim


/s/  RICHARD D. CARROLL                Vice President - Finance
-----------------------------          (Principal Financial Officer)
Richard D. Carroll


/s/  TODD ADAMS                        Controller
-----------------------------          (Principal Accounting Officer)
Todd Adams


/s/  PETER DOUGLAS                     Director
-----------------------------
Peter Douglas


/s/  L. DENNIS KOZLOWSKI               Director
-----------------------------
L. Dennis Kozlowski


/s/  JACK L. HECKEL                    Director
-----------------------------
Jack L. Heckel


/s/  JOHN ZIEMNIAK                     Director
-----------------------------
John Ziemniak


/s/  JOHN J. MCDONOUGH                 Director
-----------------------------
John J. McDonough


/s/  Gerald McGoey                     Director
-----------------------------
Gerald McGoey


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*Each of the above signatures is affixed as of October 10, 2000.


NEW SIGNATURE PAGE FOLLOWING

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Village of Pewaukee, State of Wisconsin, on October 10, 2000

                                     APW LTD 401(k) PLAN

                                     By: /s/ TODD ADAMS
                                         --------------------------
                                         Todd Adams
                                         Administrative Committee

                                   APW Ltd.
                              (the "Registrant")
                           (Commission File No. 1-)


                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT

Exhibit                                                    Incorporated Herein                    Filed
Number                  Description                          By Reference To                     Herewith
-------    -------------------------------------    ---------------------------------    ------------------------
  4.1      Memorandum of Continuance of the          Exhibit 3.1 to the Registrant's
           Registrant (dated as of May 30, 2000)     Amendment No. 2 to its
                                                     Registration Statement on
                                                     Form 10 (dated July 11, 2000)

  4.2      Bye-laws of the Registrant                Exhibit 3.2 to the Registrant's
                                                     Amendment No. 2 to its
                                                     Registration Statement on
                                                     Form 10 (dated July 11, 2000)

  4.3      Rights Agreement between APW Ltd. and     Exhibit 4.1 to the Registrant's
           Firstar Bank N.A. as Rights Agent         Amendment No. 1 to its
                                                     Registration Statement on
                                                     Form 10 (dated June 20, 2000)

  5*       Opinion of Conyers Dill & Pearman                                                        X

 23.1      Consent of PricewaterhouseCoopers LLP                                                    X

 23.2      Consent of Conyers Dill & Pearman                                             Contained in Exhibit 5

 24        Power of Attorney                                                             Contained in Signatures
                                                                                         page to this
                                                                                         Registration Statement

 99.1      APW Ltd. 401(k) Plan                                                                     X

    *The registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make changes required by the IRS in order to qualify the Plan under section 401 of the Internal Revenue Code.



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